Exhibit 99

NEWS RELEASE

SILICON LABORATORIES REPORTS STRONG SECOND QUARTER PERFORMANCE

AUSTIN, Texas – July 22, 2005 – Silicon Laboratories Inc. (Nasdaq: SLAB), a leader in high-performance, analog-intensive, mixed-signal ICs, today reported revenues of $107 million and fully diluted GAAP earnings of $0.28 per share.

Financial Results

“I am very pleased with the strong financial performance during the quarter.  We continue to run a very healthy, profitable business that is well positioned to strongly invest in R&D to drive long-term revenue growth,” said Russ Brennan, chief financial officer of Silicon Laboratories.

GAAP operating income for the second quarter was $18 million dollars or 17 percent of revenue.  Excluding a $0.6 million non-cash charge for amortization of deferred stock compensation and a one time CEO severance charge of $1.9 million dollars, adjusted operating income for the second quarter was $20.4 million dollars, representing 19 percent of revenue which exceeded expectations.   The company ended the quarter with cash and short-term investments up approximately $27 million to $330 million.  The reconciling charges are set forth in the reconciliation of GAAP to non-GAAP financial measures table included below.

Business Summary

During the quarter, the broad-based mixed-signal business represented slightly more than half of total revenue and continued to diversify as adoption in the ProSLIC, MCU and Networking product lines increased.  The company’s recently announced digital power products experienced a high level of design activity among the leading providers of switched mode power supplies.

The company also continued to see a high level of design activity and development tool demand for the MCU products, which posted revenue growth again in Q2.  Both product lines are contributing to the company’s expansion into highly fragmented, highly profitable mixed-signal markets.

Mobile handset revenues increased by four percent during the quarter as demand recovered among customers in southeast Asia.  Aero® II, the industry’s most integrated RF transceiver for handsets, represented almost 40 percent of new design wins.  Design activity on the company’s recently announced FM tuner in both handset and MP3 devices is expected to result in production shipments in the third quarter of this year, three months earlier than anticipated.

“I am very excited by the revenue potential of our recently announced new products as well as those in our pipeline,” said Nav Sooch, chairman and interim-chief executive officer. “After a close review of all of our R&D projects, I am confident that we are investing in the right activities to accelerate our revenue growth, increase our customer, market and product diversity and further improve our profitability.”

The company anticipates revenue of $100 to $103 million in the third quarter of 2005.

Conference Call Today

A conference call discussing the second quarter results will follow the release at 7 a.m. Eastern Time.  An audio webcast will be available simultaneously on Silicon Laboratories’ website under Investor Relations (www.silabs.com).  A replay will be available after the call at the same website listed above or by calling 800-513-1173 (U.S.) or +1 402-344-6829 (international). These replays will be available through August 5, 2005.

About Silicon Laboratories Inc.

Silicon Laboratories Inc. is a leading designer of high-performance, analog-intensive, mixed-signal integrated circuits (ICs) for a broad range of applications.  Silicon Laboratories’ diverse portfolio of highly integrated, patented solutions is developed by a world-class engineering team with decades of cumulative expertise in cutting-edge mixed-signal design.

The company has design, engineering, marketing, sales and applications offices throughout North America, Europe and Asia. For more information about Silicon Laboratories please visit www.silabs.com.

Cautionary Language

This press release contains forward-looking statements based on Silicon Laboratories’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Laboratories are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Laboratories and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Laboratories may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; volatile stock price; average selling prices of products may decrease significantly and rapidly, especially for mobile handset products; dependence on a limited number of products and customers; risks associated with shifting market demand from GSM/GPRS to EDGE and WCDMA; difficulties developing new products that achieve market acceptance; risks that Silicon Laboratories may not be able to manage strains associated with its growth; dependence on key personnel; difficulties managing our manufacturers and subcontractors; difficulties managing international activities; credit risks associated with our accounts receivable; geographic concentration of manufacturers, assemblers, test service providers and customers in the Pacific Rim that subjects Silicon Laboratories’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; product development risks; inventory-related risks; intellectual property litigation risks; risks associated with acquisitions; the competitive and cyclical nature of the semiconductor industry and other factors that are detailed in Silicon Laboratories’ filings with the SEC. Silicon Laboratories disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: Silicon Laboratories, ProSLIC, Aero and the Silicon Laboratories logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Silicon Laboratories Inc., Shannon Pleasant, 512/464-9254 investor.relations@silabs.com

Silicon Laboratories Inc.

Unaudited Condensed Consolidated Statements of Income

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	July 2, 2005	July 3, 2004	July 2, 2005	July 3, 2004
Revenues	$107,156	$126,130	$211,920	$239,753
Cost of revenues	48,566	57,544	97,116	109,410
Gross profit	58,590	68,586	114,804	130,343
Operating expenses:
Research and development	20,895	17,867	39,862	36,009
Selling, general and administrative	19,137	16,650	35,858	31,854
Amortization of deferred stock compensation	649	1,163	1,402	2,400
Operating expenses	40,681	35,680	77,122	70,263
Operating income	17,909	32,906	37,682	60,080
Other income (expense):
Interest income	1,992	591	3,404	1,070
Interest expense	(45)	(115)	(101)	(165)
Other income (expense), net	(178)	193	(193)	2,008
Income before income taxes	19,678	33,575	40,792	62,993
Provision for income taxes	4,064	10,769	7,805	20,272

Net income	$15,614	$22,806	$32,987	$42,721
Net income per share:
Basic	$0.29	$0.44	$0.62	$0.84
Diluted	$0.28	$0.41	$0.60	$0.77
Weighted-average common shares outstanding:
Basic	53,149	51,328	52,807	51,161
Diluted	55,027	55,294	55,196	55,293

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

	Three Months Ended
	July 2, 2005	July 3, 2004
GAAP operating income	$17,909	$32,906

Adjustments:
CEO separation agreement charge	1,858	—
Amortization of deferred stock compensation	649	1,163
Adjusted operating income	$20,416	$34,069

Adjusted operating income %	19%	27%

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(in thousands, except per share data)

	July 2, 2005	January 1, 2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$224,213	$48,636
Short-term investments	106,158	228,470
Accounts receivable, net of allowance for doubtful accounts of $1,464 at July 2, 2005 and $1,088 at January 1, 2005	59,814	46,272
Inventories	28,407	38,405
Deferred income taxes	10,131	9,878
Prepaid expenses and other	4,432	5,244
Total current assets	433,155	376,905
Property, equipment and software, net	29,539	34,559
Goodwill	65,989	46,766
Other intangible assets, net	14,174	15,384
Other assets, net	12,693	10,788
Total assets	$555,550	$484,402

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$32,937	$37,001
Accrued expenses	13,302	11,913
Deferred income on shipments to distributors	31,351	25,227
Income taxes payable	13,909	8,207
Total current liabilities	91,499	82,348
Long-term obligations and other liabilities	1,849	2,570
Total liabilities	93,348	84,918

Commitments and contingencies

Stockholders’ equity:
Preferred stock—$.0001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock—$.0001 par value; 250,000 shares authorized; 53,738 and 52,508 shares issued and outstanding at July 2, 2005 and January 1, 2005, respectively	5	5
Additional paid-in capital	314,586	287,908
Deferred stock compensation	(1,734)	(4,787)
Retained earnings	149,345	116,358
Total stockholders’ equity	462,202	399,484
Total liabilities and stockholders’ equity	$555,550	$484,402

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